September 18, 1997


Securities & Exchange Commission
Washington, D.C.  20549
U.S.A.


Gentlemen,

Form F-4 Registration Statement under the Securities Act of 1933 Navigator Gas Transport PLC, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited
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We hereby consent to the use in the prospectus constituting part of the registration statement on Form F-4, of this firm's name in the form and context in which the same appears.


Yours faithfully,




CAINS